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                                                                  Exhibit 10.14


                         VERITEL CORPORATION OF AMERICA

              PRIVATE LABEL OEM DISTRIBUTION AND LICENSE AGREEMENT

      This Agreement ("Agreement") is made as of this 24th day of September, 1998 ("Effective Date"), by and between Veritel Corporation of America, an Illinois corporation, with its principal place of business at 250 South Wacker, Suite 1500, Chicago, Illinois 60606 ("Veritel"), and Registry Magic Incorporated, a Florida corporation with its principal place of business at 1 South Ocean Boulevard, Suite 206, Boca Raton, Florida 33432 ("Distributor").

      WHEREAS, Veritel is a leading developer, manufacturer, and distributor of voice verification technology products and components; and

      WHEREAS, Distributor is a leading developer, manufacturer, and distributor of speech recognition technology products and services; and

      WHEREAS, Distributor wishes to distribute a private label version of Veritel's VoiceCrypt product.

      NOW THEREFORE in consideration of the mutual promises, covenants, terms and conditions set forth in this Agreement, including any appendices, and for other good and valuable consideration the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

      1.1. "PRIVATE LABEL PRODUCT" means the private label version of Veritel's VoiceCrypt product, which shall be modified and repackaged under a name chosen by Distributor, and as further described in Section 2 of the Purchase Order of even date herewith and attached hereto.

      1.2. "DISTRIBUTION PARTNERS" means original equipment manufacturers, resellers, system integrators, distributors, dealers, and other third parties that acquire software products by purchase or license for resale and sublicense to end user customers.

      1.3. "END USER" means a party who uses the Private Label Products for its own purposes as opposed to use for distribution or resale purposes.

      1.4. "INTELLECTUAL PROPERTY RIGHT" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip design law, moral rights law, trade secret law, trademark law, domain name law, unfair competition law, and any other similar proprietary rights law, and any and all renewals, extensions, and restorations thereof, now or hereinafter in force and effect.

      1.5. "GROSS PROFIT" means the total revenue received by Distributor for the sale or license of Private Label Products.

      1.6. "VERITEL SOFTWARE" means the executable Object Code for Software Deliverable as defined in attached Purchase Order(s) to this Agreement.

      1.7. "MINOR ENHANCEMENTS" means upgrades and features that do not result in major functional changes or define a new purpose of use for the Veritel Software.

      1.8. "MAJOR ENHANCEMENTS" means upgrades and features that result in major functional changes or define a new purpose of use for the Veritel Software.

      1.9. "SPECIFICATIONS" means the functional performance parameters for the Veritel Software as identified in Attachment 1 hereto.

      1.10. "APPLICATION SOURCE CODE" shall mean the Source Code that defines and controls the user interface and/or controls data input and output. It specifically excludes Core Source Code.

      1.11. "OBJECT CODE" means the machine-readable code that is used to provide the functionality of the Veritel Software.

      1.12. "SOURCE CODE" means computer programs, instructions and related material written in a human-readable source language in form capable of serving as the input to a compiler or assembler program, and in form capable of being modified, supported and enhanced by programmers reasonably familiar with the source language.

      1.13. "CORE SOURCE CODE" shall mean the: (a) Code which serves the purpose of voice recognition, (b) Code which serves the purpose of voice verification, and/or (c) Any Code which RMI and Veritel deem to be outside the scope of this Agreement.




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2. LICENSE GRANT

      2.1. Subject to Distributor's payments hereunder and compliance with the other terms of this Agreement, Veritel hereby grants to Distributor, and Distributor hereby accepts, subject to the restrictions and conditions set forth in this Agreement and any attached Purchase Order which is hereby incorporated by reference and made a part of this Agreement, the nonassignable, nonexclusive, nontransferable worldwide license to use the Veritel Software to create Private Label Products, and to use, reproduce, distribute copies of, transmit, demonstrate, publicly perform, publicly display, and market sublicenses for Private Label Products to End Users, in object code form only provided that Distributor may market or grant such sublicenses only directly to businesses that are End Users or by means of the Internet to any End Users and Distributor may not use Distribution Partners for any reason or purpose except as is necessary in the cause of distributing software over the Internet or directly to businesses.

      2.2. Veritel may from time to time notify Distributor in writing of countries in which Distributor may not license Private Label Products to End Users. The initial list of such countries is set forth in the Purchase Order. Distributor shall not grant sublicenses to any End User including the right to use Private Label Products in such countries.

      2.3. Distributor shall have only those rights in the Veritel Software that are expressly licensed to it pursuant to this Agreement, and to the extent that there is a conflict between the body of this Agreement and the Purchase Order, the body of this Agreement will control.

      2.4. Distributor shall also impose on each of its End Users the substantial equivalent of the obligations and restrictions set forth in Sections 2, 3, 4, 9, and 11.4 of this Agreement.

      2.5. Distributor shall indemnify Veritel and hold it harmless from and against all Claims, (defined below) arising herefrom, to the extent caused by the intentional misconduct or negligent actions or omissions of Distributor, the distribution of Private Label Products, or any disclosure or transfer of any Source Code.

      2.6. At the request of Distributor, Veritel shall deliver to Distributor certain portions or all of the Application Source Code for the Veritel Software if both parties deem such delivery necessary to implement updates or Minor Enhancements. Any such Application Source Code shall be licensed as, and otherwise deemed, part of the Veritel Software for purposes of Sections 2, 4 and 9.

3. CONDITIONS OF USE

      3.1. COPIES. Distributor shall be permitted to make as many copies of the Private Label Products as may be required for its authorized uses pursuant to this Agreement, which shall be governed by the terms of this Agreement.

      3.2. SUBLICENSING. Except as expressly authorized in this Agreement, Distributor shall not license, sublicense, or otherwise transfer the Veritel Software or any of the rights or licenses granted herein to any third party without the prior written permission of Veritel.

      3.3. OTHER USES. Distributor shall not: (i) decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine the source code for the Veritel Software; (ii) create any derivative works based upon Veritel Software (other than the Private Label Products described in Section 2 of the Purchase Order attached hereto of even date herewith); or (iii) permit or authorize any third party to do any of the foregoing.

      3.4. COPY PROTECTION. Veritel and Distributor shall agree upon a mutually acceptable form of software based mechanism, system, or technology for the control of the number of copies which is allowed to be made or that can operate simultaneously. Distributor shall not defeat or attempt to defeat any such mutually agreed mechanism, system, or technology.

      3.5. ATTRIBUTION. Unless otherwise requested by Veritel in writing, Distributor shall include Veritel's logo and marks on the Product and on all marketing materials, advertising and packaging of the Products, as well as in the accompanying user documentation. Veritel's logo and marks shall appear in the size and place similar to other licensors' logos or marks, or in the absence thereof, in a reasonable place to be determined at Distributor's discretion. All such use of Veritel's logo or trademarks shall inure to the benefit of Veritel and shall be in accordance with Veritel's usage and advertising policies, as they may be modified from time to time by Veritel. Notwithstanding the foregoing, Distributor shall give appropriate copyright credit to Veritel in a form and location acceptable to Veritel.

4. OWNERSHIP

      4.1. Title, ownership, and all Intellectual Property Rights in and to the Veritel Software and any copies thereof, including all technical know-how, are and shall remain the exclusive property of Veritel.

5. TAXES

      5.1. The fees listed in this Agreement or any Purchase Order do not include taxes. Except for taxes based upon the net income or revenues of Veritel, Distributor shall be responsible for paying all taxes imposed by any federal, state, or local government agency either based upon the Private Label Products or their use, or any payment made by Distributor to Veritel pursuant to this Agreement (including any sales, use, property, value-added taxes), whether such taxes are now or hereafter imposed.




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6. INFRINGEMENT WARRANTY AND INDEMNITY

      6.1. VERITEL INFRINGEMENT WARRANTY. Veritel represents and warrants that:
(i) Veritel owns all Intellectual Property Rights incorporated into or provided with respect to the Veritel Software and that it is authorized to grant the licenses under this Agreement; and (ii) the Veritel Software, does not infringe any third party Intellectual Property Rights. The foregoing representation and warranty, and any rights provided in this Section 6, are solely for the benefit of Distributor. Distributor may make such warranties to its sublicensees as it deems appropriate but may not under any circumstances make any warranty on behalf of Veritel or pass Veritel's warranty through to any sublicensee.

      6.2. INDEMNIFICATION BY VERITEL. Veritel shall indemnify and hold Distributor harmless from any and all third party claims, suits, and liabilities (including reasonable attorneys' fees and expenses) arising out of: (i) the inaccuracy of any representation or warranty made by Veritel in this Section 6; or (ii) any claim that the Veritel software infringes any third party Intellectual Property Right; provided that Distributor promptly notifies Veritel in writing of any third party claim with respect to the Veritel Software and that Veritel shall have sole control of the defense of any such third party intellectual property claim and all negotiations for settlement. Notwithstanding the foregoing, Distributor shall be entitled to be represented by separate counsel at its own expense.

      6.3. NO INDEMNIFICATION OBLIGATION. Veritel shall have no liability for any third party claim of infringement of Intellectual Property Rights based on:
(i) use of a superseded or altered release of the Veritel Software if the alleged infringement would have been avoided by the use of a current, unaltered release of the Veritel Software; or (ii) the combination, operation, or use of the Veritel Software with applications, software, computer programming, system, or technology if the alleged infringement would have been avoided by the use of the Veritel Software without such applications, software, computer programming, system, or technology.

      6.4. OPTION TO AVOID INFRINGEMENT. In the event that, in Veritel's opinion, any portion of the Veritel Software is likely to or does become the subject of a third party claim alleging violation of Intellectual Property Rights, Veritel may procure for Distributor: (i) the right to continue using the Veritel Software; (ii) modify the Veritel Software to make it noninfringing; or
(iii) or replace the Veritel Software with a functionally equivalent (as determined by Veritel), noninfringing replacement. If none of the foregoing alternatives is, in Veritel's opinion, reasonably and economically available, Veritel may terminate Distributor's right to use the Veritel Software upon thirty (30) days' written notice to Distributor and Veritel shall refund a pro rata portion (based on amortization over a deemed three-year life) of fees paid by Distributor to Veritel representing the fees paid for the Veritel Software.

      6.5. COMPLETE LIABILITY OF VERITEL. THIS SECTION 6 SETS FORTH THE COMPLETE LIABILITY OF VERITEL WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND SECTION 6.4 SETS FORTH THE EXCLUSIVE REMEDY WITH RESPECT THERETO.

      6.6. DISTRIBUTOR INFRINGEMENT WARRANTY. Distributor represents and warrants that: (i) Distributor has the capability and resources to fulfill and perform all of its obligations under this Agreement; and (ii) any Distributor application, software, computer programming, system, or technology with which the Veritel Software may be connected or combined will not infringe any third party Intellectual Property Rights, either before or after such combination.

      6.7. INDEMNIFICATION BY DISTRIBUTOR. Distributor shall indemnify and hold Veritel, its subsidiaries, affiliates, shareholders, directors, officers, successors and assigns harmless from and against any and all third party Claims arising out of: (i) the inaccuracy of any representation or warranty made by Distributor in this Section 6; or (ii) any claim that the Distributor application, software, computer programming, system, or technology into which the Veritel Software may be incorporated infringes any third party Intellectual Property Right; provided that Veritel promptly notifies Distributor in writing of any such third party claim and that Distributor shall have sole control of the defense of any such third party intellectual property claim and all negotiations for settlement. For purposes of this Agreement "Claims" shall mean claims, litigation, actions, suits, administrative proceedings, losses, damages, injuries, liabilities, demands, judgments, settlements, costs and expenses (including, but not limited to reasonable attorneys' fees and expenses), penalties and compensatory, multiple, exemplary, and punitive damages. Notwithstanding the foregoing, Veritel shall be entitled to be represented by separate counsel at its own expense.

      6.8. COMPLETE LIABILITY OF DISTRIBUTOR. THIS SECTION 6 SETS FORTH THE COMPLETE LIABILITY OF DISTRIBUTOR WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.




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7. REPRESENTATIONS AND WARRANTIES

      7.1. REPRESENTATIONS AND WARRANTIES OF VERITEL.

           7.1.1. SOFTWARE. Veritel warrants solely for the benefit of Distributor that, in its unmodified state, the Veritel Software shall operate in conformity to the Specifications relating to it. If the Veritel Software shall fail to conform to such Specifications, Veritel shall use commercially reasonable efforts to correct such nonconformities. If Veritel cannot make Veritel Software operate as warranted, then Veritel shall refund to Distributor all amounts paid for such Veritel Software and this shall be Distributor's sole and exclusive remedy. Veritel does not represent or warrant that: (i) the Veritel Software will meet Distributor's requirements; (ii) the Veritel Software will operate in the combinations which Distributor may select for use; (iii) the operation of the Veritel Software will be error-free; or (iv) any errors in the Veritel Software will be corrected. Distributor may make such warranties to its sublicensees as it deems appropriate but may not under any circumstances make any warranty on behalf of Veritel or pass Veritel's warranty through to any sublicensee.

DEFECT WARRANTY. If Veritel becomes aware of errors in the Veritel Software that prohibit the use of the Veritel Software within the Private Label Products, Veritel will make commercially reasonable efforts to correct such errors in a timely manner. An error shall mean any error, problem, or defect resulting from
(1) an incorrect functioning of Code, or (2) an incorrect or incomplete statement of diagram in Documentation, if such an error, problem, or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

           7.1.2. YEAR 2000. Veritel represents and warrants that the Veritel Software will operate in conformity to the Specifications relating to it before, on, or after, the date January 1, 2000, for purposes of Year 2000 (including Leap Year) processing. Veritel represents that it is not aware of any way in which such matters are relevant to the operation of the Veritel Software.

      7.2. LIMITATION ON WARRANTIES. THE LIMITED WARRANTIES OF VERITEL SET FORTH ABOVE ARE MADE FOR THE BENEFIT OF DISTRIBUTOR ONLY AND SHALL NOT EXTEND TO ANY THIRD PARTIES. THE REMEDY DESCRIBED IN SECTION 7.1.1 IS THE SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE LIMITED WARRANTIES SET FORTH ABOVE. EXCEPT AS PROVIDED IN THIS SECTION 7, VERITEL MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FROM A COURSE OF PERFORMANCE OR DEALING, TRADE USAGE, OR OF UNINTERRUPTED OPERATION WITHOUT ERROR, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. VERITEL MAKES NO WARRANTIES WITH REGARD TO THE RESULTS OBTAINED FROM THE OPERATION OR USE BY DISTRIBUTOR OF THE VERITEL SOFTWARE.

      7.3. VERITEL SHALL NOT BE LIABLE TO DISTRIBUTOR, OR ANY THIRD PARTY, FOR ANY THIRD PARTY CLAIMS BASED ON CONTRACT, TORT, OR OTHER GROUNDS (INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) RELATED TO THIS AGREEMENT, THE PRIVATE LABEL PRODUCTS OR ANY DEVICE, MATERIAL, OR THING TO WHICH THE PRIVATE LABEL PRODUCTS ARE ATTACHED, OR OF WHICH ANY PRIVATE LABEL PRODUCT IS MADE A PART, OR WITHIN WHICH ANY SUCH PRODUCT IS ENCLOSED, REGARDLESS OF WHETHER VERITEL MAY BE WHOLLY, CONCURRENTLY, PARTLY, JOINTLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT.

      7.4. THE LIMITED WARRANTIES SET FORTH ABOVE SHALL NOT APPLY TO ANY PRODUCTS THAT HAVE BEEN SUBJECTED TO IMPROPER USE OR STORAGE, USE BEYOND RATED CONDITIONS, IMPROPER MAINTENANCE, NEGLIGENCE, OR ACCIDENT. DISTRIBUTOR SHALL PROVIDE VERITEL ACCESS TO THE PRIVATE LABEL PRODUCTS AS TO WHICH DISTRIBUTOR CLAIMS A PURPORTED DEFECT OR NONCONFORMANCE IN THE VERITEL SOFTWARE. UPON REQUEST BY VERITEL, DISTRIBUTOR SHALL, AT ITS OWN RISK AND EXPENSE, PROMPTLY RETURN SUCH PRODUCTS IN QUESTION TO VERITEL.

      7.5. THE FOREGOING WARRANTIES BY VERITEL ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE VERITEL SOFTWARE OR PRIVATE LABEL PRODUCTS PROVIDED HEREUNDER. VERITEL SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY COVER OR SET-OFF NOR FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, EVEN IF VERITEL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS PROVIDED IN SECTION
6.4 OF THIS AGREEMENT, REGARDLESS OF WHETHER ANY REMEDY SET FORTH IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE, VERITEL'S LIABILITY TO DISTRIBUTOR FOR ANY REASON AND UPON ANY CAUSE OF ACTION, WHETHER SOUNDING IN TORT, CONTRACT, OR ANY OTHER LEGAL THEORY, EXCEED IN THE AGGREGATE THE TOTAL AMOUNT PAID BY DISTRIBUTOR TO VERITEL UNDER THIS AGREEMENT DURING THE IMMEDIATELY PRECEDING TWELVE (12) MONTH PERIOD.




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      7.6. ALLOCATION OF RISK. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT THE FEES
CHARGED BY VERITEL IN THIS AGREEMENT REFLECT AN ALLOCATION OF RISK BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO, THE LIMITATION OF LIABILITY AND
EXCLUSIVE REMEDIES DESCRIBED IN THIS AGREEMENT. A MODIFICATION OF THE ALLOCATION OF RISKS SET FORTH IN THIS AGREEMENT WOULD AFFECT THE FEES CHARGED BY VERITEL, AND IN CONSIDERATION OF SUCH FEES, DISTRIBUTOR AGREES TO SUCH ALLOCATION OF
RISK.

8. SUPPORT AND MAINTENANCE

      8.1. SUPPORT. Distributor shall provide first level and second level support to its End Users and Distribution Partners. For a period of one (1) year after the Effective Date, Veritel will provide third level support to Distributor, provided that Distributor's support personnel have developed reasonable competence with the Veritel Software (through training offered by Veritel or otherwise) Veritel will provide commercially reasonable telephone and online support for the Veritel Software to Distributor's engineering and technical support personnel to assist in their support of Distributor's Distribution Partners and End Users. Veritel's telephone support will be available on standard business days, holidays excepted, from 9:00 a.m. to 5:00 p.m. Central Time.

            8.1.1. First level support shall mean very basic assistance in the use of Products.

            8.1.2. Second level support shall include gathering and checking information provided from first level support and responding to unresolved issues for which answers may be available from alternative resources. Second level support shall also include testing, collection of error logs and files, and use of diagnostic tools.

            8.1.3. Third level support is provided from Veritel to Distributor in the event Distributor is unable to resolve the problem

      8.2. MAINTENANCE, UPDATES AND UPGRADES. For a period of one (1) year after the Effective Date, Veritel will provide to Distributor Minor Enhancements for the Veritel Software. Major Enhancements may be negotiated under a separate agreement. Licensee shall have sole responsibility for distributing any such releases.

9. CONFIDENTIALITY

      9.1. CONFIDENTIAL INFORMATION. The parties acknowledge and agree that it may be necessary for each of them or their directors, officers, partners, agents, or representatives to disclose or make available to each other information and materials that are confidential or proprietary or contain valuable trade secrets relating to their respective businesses (collectively the "Confidential Information"), and that some such information may already have been disclosed prior to the date of this Agreement. Prior to disclosure to the other party, the disclosing party shall use commercially reasonable efforts to designate all Confidential Information by marking such materials or information, if in tangible form, with a "Confidential" or similar legend. In any event, Veritel and Distributor agree that even if not so marked, the Veritel Software and Private Label Products, and all other components of both that are not readily apparent to an end-user, are Confidential Information, as are any documentation, descriptions, and embodiments thereof.

      9.2. NON-DISCLOSURE. During the term of this Agreement and any Purchase Order accepted hereunder, and for the longer of three (3) years or the longest time permitted by relevant law following the termination of this Agreement, each of the parties agrees: (i) to use commercially reasonable efforts to protect the Confidential Information of the other party from unauthorized use or disclosure and to use at least the same degree of care with regard thereto as it uses to protect its own Confidential Information of a like nature; (ii) to use and reproduce the Confidential Information of the other party only as permitted under this Agreement and only as needed to perform its duties hereunder; (iii) except pursuant to Distributor's license to grant sublicenses hereunder, not to disclose or otherwise permit access to the Confidential Information of the other party to any third party without the disclosing party's prior written consent and then only to the extent reasonably required to accomplish the intent of this Agreement; and (iv) to ensure that its employees participating in the performance of this Agreement are advised of the confidential nature of the Confidential Information of the other party, that they are prohibited from using or copying the Confidential Information of the other party for any purpose other than performing their obligations under this Agreement, from revealing the Confidential Information of the other party for any other purpose whatsoever, and from taking any action prohibited to either party under this Section 9.2.




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      9.3. COMPELLED DISCLOSURE. In the event that either party or any of its directors, officers, partners, or employees is required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process to disclose any of the Confidential Information of the other party, such compelled party or any such person may disclose only that portion of the Confidential Information of the other party that such party or such person is legally required to disclose. If legally permitted, a party shall first provide notice to the other party of any such process requiring such disclosure upon receipt thereof in order to provide the other party with the opportunity to petition the court or administrative body to prevent such disclosure.

      9.4. EXCEPTIONS. Information will not be considered to be Confidential Information if it: (i) is already, or otherwise becomes, publicly known by third parties other than as a result of an act or omission of the receiving party;
(ii) is lawfully received, after disclosure hereunder, from a third party having the right to disseminate the information to the receiving party and without restriction on disclosure; (iii) is furnished to others by the disclosing party without restriction on disclosure; or (iv) can be shown by the receiving party to have been independently developed by such party without use of or reference to the Confidential Information of the disclosing party. Furthermore, it is understood that each party shall be free to use ideas, concepts, know-how and techniques related to the scope of its business and practice, provided they contain no specific or identifiable elements unique to the other party hereto or its operations and they otherwise contain no Confidential Information of the other party.

      9.5. RETURN OF CONFIDENTIAL INFORMATION. Except as otherwise expressly provided herein, upon termination or completion of this Agreement, the parties shall promptly return to each other all materials that were delivered to each party by one another with respect to such Agreement or Purchase Order, including, but not limited to, all tangible forms of Confidential Information and any copies thereof. Furthermore, upon the return thereof, each party shall cause one of its officers or principals to certify to the other party in writing that that party has complied with this Section 9.5.

      9.6. INJUNCTIVE RELIEF. The parties agree that any breach by a party or any of its directors, officers, partners, employees, agents or representatives of any provisions of this Section 9.6 may cause immediate and irreparable injury to the other party and that, in the event of such breach, the injured party will be entitled to seek injunctive relief as well as any and all other remedies available at law or in equity.

10. MARKETING SUPPORT

      10.1. PRESS RELEASES. Neither Veritel nor Distributor may issue press releases pertaining to this Agreement or Purchase Order without the written permission of the other party.

      10.2. JOINT MARKETING. When requested, and if available, Veritel will provide, at Distributor's expense, sales marketing support to Distributor for significant customer opportunities.

11. TERM AND TERMINATION

      11.1. TERM. The term of this Agreement shall commence on the Effective Date set forth above and shall continue for the term provided in the attached Purchase Order.

      11.2. TERMINATION BY DISTRIBUTOR. DISTRIBUTOR may terminate this Agreement upon written notice to Veritel (a) if Veritel breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach; (b) if Veritel makes an assignment for the benefit of creditors, or files a voluntary petition of bankruptcy, or seeks or consents to any reorganization or similar relief, or is adjudicated, bankrupt or insolvent, or has commenced against it by a third party any bankruptcy, insolvency, reorganization or similar petition or proceeding. In the event of a sale, transfer, or other disposition of the "control" of Veritel (which for the purpose of this Section 11.2 shall mean effective control of the management of Veritel) or of any substantial part of Veritel's assets, interests, business or property, RMI must approve the transfer the rights granted under this agreement to the third party but may not reasonably withhold this transfer. Termination shall not relieve Distributor of its obligation to pay all license fees that have accrued under this Agreement.

      11.3. TERMINATION BY VERITEL. Veritel may terminate this Agreement upon written notice to Distributor (a) if Distributor breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach; (b) if Distributor makes an assignment for the benefit of creditors, or files a voluntary petition of bankruptcy, or seeks or consents to any reorganization or similar relief, or is adjudicated, bankrupt or insolvent, or has commenced against it by a third party any bankruptcy, insolvency, reorganization or similar petition or proceeding. In the event of a sale, transfer, or other disposition of the "control" of Registry Magic (which for the purpose of this Section 11.3 shall mean effective control of the management of Registry Magic or of any substantial part of Registry Magic's assets, interests, business or property, Veritel must approve the transfer of the rights granted under this agreement to the third party but may not reasonably withhold this transfer.




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      11.4. EFFECT OF TERMINATION. Upon termination of this Agreement: (i)
Distributor shall return all copies of the Veritel Software and immediately cease all further licensing and distribution of Private Label Products; and (ii) all of Veritel's warranty, support and maintenance obligations shall cease, including without limitation Veritel's obligation to provide maintenance releases, updates and defect support. Termination of this Agreement or any Purchase Order shall not limit either party from pursuing any other remedies that may be available to it, including injunctive relief, nor shall termination relieve Distributor of its obligation to pay all license fees that have accrued or that Distributor has agreed to pay under any Purchase Order. The parties' obligations under Sections 3, 6, 7 and 9 shall survive termination of this Agreement.

12. GENERAL

      12.1. COMPLETE AGREEMENT. This Agreement, including any Purchase Orders hereunder, is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

      12.2. NO WAIVER. No failure to exercise, and no delay in exercising, on the part of either party, any right, power or privilege hereunder will operate as a waiver thereof, nor will any party's exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder.

      12.3. ENFORCEABILITY. If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. If any remedy set forth in this Agreement is determined to have failed of its essential purpose, then all other provisions of this Agreement, including the limitations of liability and exclusion of damages, shall remain in full force and effect.

      12.4. NO CONSTRUCTION AGAINST DRAFTER. If an ambiguity or question of intent arises with respect to any provision of this Agreement, the Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

      12.5. FORCE MAJEURE. Either party shall be excused from performance and shall not be liable for any delay in whole or in part, caused by the occurrence of any contingency beyond the reasonable control either of the excused party or its subcontractors or suppliers. These contingencies include, but are not limited to, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof affecting the terms hereof, accident, fire, explosion, flood, severe weather or other act of God, or shortage of labor or fuel or raw materials.

      12.6. NOTICES. Any notice required or permitted hereunder to the parties hereto will be deemed to have been duly given only if in writing to the address of the receiving party as set forth on the initial page hereof or such other address as may be specified by such party in a notice delivered to the other party in accordance with this Section and delivered by: (i) certified U.S. mail, return receipt requested, postage prepaid; (ii) nationally recognized overnight courier, delivery charges prepaid; or (iii) by hand delivery with signed receipt. Any notice shall be deemed delivered: (a) on the fifth (5th) business day following deposit of such notice with the U.S. Postal Service if notice is given in accordance with (i), above; (b) on the second (2nd) business day following deposit of such notice with the courier if notice is given in accordance with (ii), above; or (c) on the date of actual delivery if notice is given in accordance with (iii), above.

      12.7. GOVERNING LAW AND JURISDICTION. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of, the State of Illinois.

      12.8. HEADINGS AND SUBSECTIONS. Section headings are provided for convenience of reference and do not constitute part of this Agreement. Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof.

      12.9. ASSIGNMENT. Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement, without the need to obtain consent of the other party, a successor in interest to substantially all of the business of that party to which this Agreement relates. An assignee of either party authorized hereunder shall be bound by the terms of this Agreement and shall have all of the rights and obligations of the assigning party set forth in this Agreement. If any assignee shall fail to agree to be bound by all of the terms and obligations of this Agreement, then such assignment shall be deemed null and void and of no force or effect.

      12.10. NO THIRD PARTY BENEFIT. The provisions of this Agreement are for the sole benefit of the parties hereto. This Agreement confers no rights, benefits, or claims upon any person or entity not a party hereto.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                             VERITEL CORPORATION OF AMERICA


                                             By: /s/ Mitchell Liss
                                                 ------------------------------
                                             Name: Mitchell Liss
                                                  -----------------------------
                                             Title: Vice President and CFO
                                                   ----------------------------




                                             REGISTRY MAGIC INCORPORATED


                                             By: /s/ Walt Nawrocki
                                                 ------------------------------
                                             Name: Walt Nawrocki
                                                  -----------------------------
                                             Title: President and CEO
                                                   ----------------------------





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